Exhibit 10.8

Tufin Software Technologies Ltd.
GLOBAL ADDENDUM- NON-ISRAELI AND NON-US TAXPAYERS
to the 2007 Israeli Share Option Plan
ADOPTED BY ITS BOARD OF DIRECTORS
ON December 28, 2011

Tufin Software Technologies Ltd
GLOBAL ADDENDUM – NON-ISRAELI AND NON-US TAXPAYERS
To 2007 ISRAELI SHARE OPTION PLAN

1.	Purpose.
(a)This addendum (the “Addendum”) is part of the 2007 Israeli Share Option Plan (the “Plan”) to Tufin Software Technologies, Ltd. (the “Company”) is effective as of Dec 28, 2012 (the “Effective Date”).
(b)The Addendum governs grants of Award by the Company to Eligible Participants who are not subject to taxation on their worldwide income in the State of Israel and/or in the United States of America.
(c)This Addendum applies with respect to an Award under the Plan. The purpose of this Addendum is to establish certain rules and limitations applicable to an Award that may be granted to Eligible Participants from time to time, in compliance with the Applicable Law (including securities law). Except as otherwise provided by this Addendum, all Awards made pursuant to this Addendum shall be governed by the terms of the Plan. This Addendum is applicable only to Awards made after the Effective Date.
(d)The provisions of the Addendum shall supersede and govern in the case of any inconsistency between the provisions of the Addendum and the provisions of the Plan, provided, however, that this Addendum shall not be construed to grant any rights not consistent with the terms of the Plan, unless specifically provided herein.
(e)The titles and headings of the sections in the Addendum are for convenience of reference only, and in the event of any conflict, the text of the Addendum, rather than such titles or headings, shall prevail.

2.	Definitions.
Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to Awards made pursuant to this Addendum:
“Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board of Directors of the Company (the “Board”) shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
“Applicable Law” means the laws, statutes or regulation of any govermental authority of the State of Israel and the state in which the Eligible Participant resides or any other applicable law, as are in effect from time to time.
“Award” or “Awards” means, among others, a grant of Options under the Plan.

“Eligible Participant” means (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company, to whom Awards shall be granted, under the Plan and the Addendum, by the Administrator.
“Underlying Shares” means common shares of the Company issued or to be issued upon exercise of Awards in accordance with the Plan and the Addendum.

3.	Grant of Award.
(a)Every Award granted to an Eligible Participant shall be evidenced by a Grant Letter in such form as the Administrator shall approve from time to time, specifying the date in which the Awards have been granted, number of Shares that may be purchased pursuant to the Award, the time or times at which the Option shall become exercisable in whole or in part, the exercise price of such Options and such other terms and conditions as the Administrator shall approve.
(b)Awards may be granted at any time after the Plan and the Addendum have been approved by the necessary corpororate bodies of the Company, and all others approvals, consents or requirements necessary by the Applicable Law have been received or met.
(c)Nothing in the Plan and the Addendum shall be construed as an obligation of the company to grant the Awards under any specific tax track or the entitlement of the Eligible Participnat to any tax benefits in connection of the Awards under the Applicable Law.

4.	Transferability.
Each Award granted under the Addendum will not be transferable or assignable by the Eligible Participant, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Administrator pursuant to the terms of any Award Agreement in accordance with the Applicable Law.

5.	Voting Rights.
Until the consummation of the Company’s IPO, Underlying Shares issued to the Eligible Participant shall be voted by an irrevocable proxy assigned to a representative who has been appointed by the Board as a representative or any other representative designated by the Board in accordance with Section 16 of the Plan.

6.	Tax Consequences.
Any tax consequences (including any stamp duty) arising from the grant or exercise of any Award, from the issuance of the Underlying Shares by the Company, from the sale of the Underlying Shares by the Eligible Participant or from any other event or act (of the Company, and/or its Affiliates, and the Eligible Participant), hereunder, shall be borne solely by the Eligible Participant. The Company and/or its Affiliates or any other person on their behalf, shall be entitled to withhold taxes according to the requirements under the Applicable Law including withholding taxes at source. Furthermore, the Eligible Participant shall agree to indemnify the Company and/or its Affiliates or any other person on their behalf and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Participant. The Company or any of its Affiliates or any other person on their behalf may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by the Applicable Law to be withheld with respect to Awards granted under the Plan and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Eligible Participant, and/or (ii) requiring an Eligible Participant to pay to the Company or any of its Affiliates or any other person on their behalf the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Underlying Shares, and/or (iii) by causing the exercise of Award and/or the sale of Underlying Shares held by or on behalf of an Eligible Participant to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Eligible Participant will be required to pay any amount that exceeds the tax to be withheld and remitted to the tax authorities, pursuant to the Applicable Law.

7.	Rights and Privileges as a Shareholder.
Except as otherwise specifically provided in the Plan and the Addendum, no Eligible Participant shall be entitled to the rights and privileges of share ownership in respect of the Underlying Shares that are subject to Awards hereunder until such shares have been issued to that person.

8.	Governing Law and Jurisdiction.
The Plan shall be governed by and construed in accordance with the internal laws of the State of Israel without reference to the principles or conflicts of laws thereof.

9.	Compliance with the Applicable Law.
The obligation of the Company to deliver Underlying Shares upon vesting and/or exercise of any Award shall be subject to the Applicable Law and to such approvals by governmental agencies as may be required.

10.	Securities Law.
Without derogation from any provisions of the Plan and the Addendum, all grants pursuant to this Addendum shall be subject to compliance with the applicable Securities Law of the State of Israel and the rules and regulations promulgated thereunder.
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